Exhibit 10.2(e)

THIRD AMENDMENT TO
RECEIVABLES PURCHASE AGREEMENT
THIS THIRD AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of February 2, 2015 (this "Amendment") is entered into by and among CE RECEIVABLES LLC, a Delaware limited liability company, as seller (the "Seller"); CELANESE INTERNATIONAL CORPORATION, a Delaware corporation, as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"); VICTORY RECEIVABLES CORPORATION, as a Conduit Purchaser; PNC BANK, NATIONAL ASSOCIATION, as a Related Committed Purchaser, as an LC Bank and as a Purchaser Agent; and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as administrator (in such capacity, together with its successors and permitted assigns in such capacity, the "Administrator"), as a Related Committed Purchaser, as an LC Bank and as a Purchaser Agent.
R E C I T A L S
The parties hereto have entered into that certain Receivables Purchase Agreement, dated as of August 28, 2013 (as amended by that First Amendment to Receivables Purchase Agreement dated as of October 31, 2013, and that Second Amendment to Receivables Purchase Agreement dated as of October 20, 2014, and as it may be further supplemented or otherwise modified from time to time, the "Agreement").
On the Effective Date (as defined below), the Seller is entering into an Amended and Restated Purchase and Sale Agreement, dated as of the date hereof, with Celanese U.S. Sales LLC, a Delaware limited liability company ("Celanese U.S."); Celanese Ltd., a Texas limited partnership; Ticona Polymers, Inc., a Delaware corporation (together with the other Persons that from time to time become parties thereto as originators, the "Originators" and each individually an "Originator"), pursuant to which, among other things, Celanese U.S. will become an Originator, and Celanese Acetate LLC, a Delaware limited liability company ("Celanese Acetate") will cease to be an Originator. In connection with the foregoing, on the Effective Date, Celanese Acetate is assigning 100% of the membership and other equity interests in the Seller to Celanese U.S., which is becoming the sole member and equity-holder of the Seller (the "Seller Equity Transfer").
In furtherance of the foregoing, the parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in Exhibit I to the Agreement.
2.Amendments to the Agreement. As of the Effective Date (as defined below), the Agreement is hereby amended as follows:

(a)    Clause (xi) of Section 3.1 is replaced in its entirety with the following:
(xi)    any commingling of any Collections by the Seller, the Originators, the Parent or the Servicer relating to the Pool Receivables with any of their funds or the funds of any other Person (including, without limitation, any such commingling associated with the Canadian Collection Account or Approved Third Party Collections);
(b)    Section 3.2 is amended by inserting the following parenthetical to the end of clause (v) thereof immediately prior to the proviso thereto:
(including, without limitation, any such commingling associated with the Canadian Collection Account or Approved Third Party Collections)
(c)    Section 4.3 is replaced in its entirety with the following:
Section 4.3    Account Arrangements
On the Closing Date, the Seller shall enter into Lock-Box Agreements with all of the Lock-Box Banks and in each case deliver executed counterparts thereof to the Administrator. Upon the occurrence of a Termination Event and during the continuance thereof, the Administrator may or, at the direction of the Majority Purchaser Agents, shall instruct the Seller or the Servicer to direct Obligors of Receivables to make payments to such accounts (other than the Lock-Box Accounts or the Canadian Collection Account) as directed by the Administrator; provided, that if the Seller or the Servicer, as the case may be, fails to so direct each Obligor, the Administrator (at the Seller's or the Servicer's, as the case may be, expense) may so direct the Obligors. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter other than through a Lock-Box Account (but including any such proceeds received in the Canadian Collection Account) shall be sent immediately to, or as otherwise instructed by, the Administrator.
(d)    The following new defined terms are added to Exhibit I in appropriate alphabetical order:
"Canadian Collection Account" means deposit account number 2015762005 maintained by Citibank, N.A. in the name of CNA Holdings LLC.
(e)    The definitions of the following defined terms set forth in Exhibit I are replaced in their entirety with the following:

"Approved Third Party Collections" means funds deposited into any Lock-Box Account related to (i) receivables owed by an Obligor to Fortron Industries LLC, but billed together with certain Receivables of Ticona Polymers, Inc. or (ii) receivables owed by account debtors and others to Nutrinova Nutrition Specialties & Food Ingredients GmbH, KEP Americas Engineering Plastics, LLC, Celanese EVA Performance Polymers Inc., Celanese Canada Inc. or Grupo Celanese, S. de R.L. de C.V.
"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City or Dallas, Texas, and (i) if this definition of "Business Day" is utilized in connection with the Euro‑Rate or LMIR, such day is also a day on which dealings in deposits in U.S. Dollars are conducted by and between banks in the London interbank eurodollar market and (ii) if this definition of "Business Day" is utilized in connection with the Canadian Collection Account or funds on deposit therein, such day is also a day on which commercial banks are not authorized or required to close under the laws of Canada (or any province or municipal jurisdiction thereof) applicable to the Canadian Collection Account and the bank maintaining the Canadian Collection Account.
"Dilution Horizon Ratio" means the ratio (expressed as a percentage), calculated as of the last day of each calendar month, of (i) the sum of (x) 50.0% of the aggregate initial Outstanding Balance of all Receivables generated by the Originators during the calendar month prior to such month plus (y) the aggregate initial Outstanding Balance of all Receivables generated by the Originators during such month, to (ii) the Net Receivables Pool Balance as of the last day of such month.
"Dilution Ratio" means the ratio (expressed as a percentage), calculated as of the last day of each calendar month, of (i) the aggregate amount of Dilutions during such month to (ii) the aggregate initial Outstanding Balance of all Receivables generated by the Originators during the calendar month prior to such month.
"Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement, dated as of February 2, 2015, among the Administrator, the Seller, Deutsche Bank AG, New York Branch, Celanese Corporation, CUSH, Celanese

International, Celanese U.S. Sales LLC, Celanese Ltd. and Ticona.
"Loss Ratio" means the ratio (expressed as a percentage) and calculated as of the last day of each calendar month of (a) the aggregate Outstanding Balance of all Pool Receivables that first became Defaulted Receivables during such calendar month, to (b) the aggregate initial Outstanding Balance of all Receivables originated in the fifth calendar month preceding such calendar month.
"Purchase and Sale Agreement" means the Amended and Restated Purchase and Sale Agreement, dated as of February 2, 2015 among the Servicer, the Originators and the Seller, as such agreement may be amended, supplemented or otherwise modified from time to time.
"Sanctioned Country"  means a country or territory that is, or whose government is, the subject of territorial-based Sanctions.
"Sanctioned Person"  means a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a Sanctioned Country.
"Sanctions" means any sanctions administered or enforced by any Governmental Authority of the United States of America, including, without limitation, the U.S. Department of Treasury's Office of Foreign Assets Control and the U.S. Department of State.
(f)    Clause (b) of the definition of "Change in Control" set forth in Exhibit I is replaced in its entirety with the following:
(b)    Celanese U.S. Sales LLC, a Delaware limited liability company, ceases to own, directly, 100% of the issued and outstanding membership interests and all other equity interests of the Seller free and clear of all Adverse Claims (other than security interests created to secure obligations under the Celanese Credit Agreement);
(g)    Clause (b) of the definition of "Eligible Receivable" set forth in Exhibit I is amended by replacing the reference therein to "Sanctioned Obligor" with a reference to "Sanctioned Person."
(h)    The definition of "Sanctioned Obligor" set forth in Exhibit I is deleted in its entirety.

(i)    Section 1(l) of Exhibit III is replaced in its entirety with the following:
(l)    Investment Company Act; Volcker Rule. The Seller is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Seller is not a "covered fund" under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the "Volcker Rule").  In determining that the Seller is not a "covered fund" under the Volcker Rule, although other exemptions or exclusions under the Investment Company Act may apply, the Seller relies on the exemption from the definition of "investment company" set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of "investment company" set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.
(j)    Section 1(m) of Exhibit III is amended by replacing the term "Celanese Acetate LLC" where it appears therein with "Celanese U.S. Sales LLC."
(k)    Section 1(n) of Exhibit III is replaced in its entirety with the following:

(n)	Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions.
(i)    To the extent applicable, each of the Celanese Parties and its Subsidiaries is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act, except for such non-compliance that could not, based upon the facts and circumstances existing at the time, reasonably be expected to (x) result in a Material Adverse Effect or (y) result in material liability to any Affected Person. No part of the proceeds of the Purchases or any Letters of Credit will be used, directly or, to the knowledge of the Celanese Parties, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(ii)    None of the Celanese Parties, their respective Subsidiaries, nor, to the knowledge of any Celanese

Party, any director, officer, agent, employee or Affiliate of a Celanese Party or any of its Subsidiaries, (i) is a person on the list of "Specially Designated Nationals and Blocked Persons" or (ii) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and no Celanese Party will directly or, to its knowledge, indirectly use the proceeds of the Purchases or Letters of Credit or otherwise knowingly make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, if such activities would be prohibited for a U.S. person pursuant to OFAC.
(l)    Section 1(s)(ii) of Exhibit III is replaced in its entirety with the following:
(ii)    Ownership. Each Lock-Box Account is in the name of the Seller, and each Lock-Box Account is free and clear of any Adverse Claim (other than the interest of the Lock-Box Bank as set forth in the applicable Lock-Box Agreement and the Administrator). The Canadian Collection Account is in the name of CNA Holdings LLC, and the Canadian Collection Account is free and clear of any Adverse Claim (other than the interest of Citibank, N.A. (solely in its capacity as the bank maintaining such account and not as a lender or trade creditor of CNA Holdings LLC or any other Celanese Party) the Seller and the Administrator).
(m)    Section 1(t) of Exhibit III is replaced in its entirety with the following:
(t)    Priority.
(i)    Other than the transfer of the Receivables to the Seller under the Purchase and Sale Agreement, and by the Seller under this Agreement and/or the security interest granted to the Administrator pursuant to this Agreement, neither the Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts, the Canadian Collection Account or any subaccount of a Lock-Box Account or the Canadian Collection Account (other than security interests created under the Celanese Credit Agreement that are released upon or prior to each Receivable's transfer to the Seller). Neither the Seller nor any Originator has authorized the filing of, or is aware of any financing statements against any of the Seller or such Originator that purport to perfect a security interest in Receivables or include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts, the Canadian Collection Account or any subaccount of a Lock-Box Account or the Canadian Collection Account, other than any financing statement (i) relating to the sale thereof by such Originator to the Seller under the Purchase and Sale Agreement, (ii) relating to the security interest granted to the Administrator under this Agreement and (iii) relating to the release of the security interest created under the Celanese Credit Agreement.
(ii)    Neither the Seller nor the Servicer has consented to any bank maintaining any Lock-Box Account to comply with instructions of any person other than the Seller, the Servicer and the Administrator.
(iii)    Neither the Seller nor the Servicer nor CNA Holdings LLC has consented to the bank maintaining the Canadian Collection Account to comply with instructions of any person other than the Seller, the Servicer, the Administrator or CNA Holdings LLC.
(n)    Section 2(i) of Exhibit III is replaced in its entirety with the following:

(i)	Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions.
(i)    To the extent applicable, each of the Celanese Parties and its Subsidiaries is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act, except for such non-compliance that could not, based upon the facts and circumstances existing at the time, reasonably be expected to (x) result in a Material Adverse Effect or (y) result in material liability to any Affected Person. No part of the proceeds of the Purchases or any Letters of Credit will be used, directly or, to the knowledge of the Celanese Parties, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(ii)    None of the Celanese Parties or any of their respective Subsidiaries nor, to the knowledge of any Celanese

Party, any director, officer, agent, employee or Affiliate of a Celanese Party, or any of its Subsidiaries, (i) is a person on the list of "Specially Designated Nationals and Blocked Persons" or (ii) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and no Celanese Party will directly or, to its knowledge, indirectly use the proceeds of the Purchases or Letters of Credit or otherwise knowingly make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, if such activities would be prohibited for a U.S. person pursuant to OFAC.
(o)    Section 1(f) of Exhibit IV is replaced in its entirety with the following:
(f)    Payments on Receivables, Lock-Box Accounts.
The Seller (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account, a Lock-Box or, solely with respect to Canadian Obligors, to the Canadian Collection Account, a Lock-Box Account or a Lock-Box. The Seller (or the Servicer on its behalf) shall cause all cash, checks and other remittances received in a Lock-Box to be deposited directly to a Lock-Box Account. The Seller (or the Servicer on its behalf) will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement. If any payments on the Pool Receivables or other Collections are received by any Celanese Party, the Seller shall hold (or cause such Celanese Party to hold) such payments in trust for the benefit of the Administrator, the Purchaser Agents and the Purchasers and, except with respect to Collections received in the Canadian Collection Account, promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Lock-Box Account. The Seller shall cause all payments on the Pool Receivables or other Collections that are received in the Canadian Collection Account to be transferred to a Lock-Box Account (x) on the last Business Day of each calendar month and (y) not later than three (3) Business Days after the amount of such payments and other Collections then on deposit in the Canadian Collection Account equals or exceeds $1,000,000. The Seller shall (or shall cause the Servicer to) maintain books and records sufficient to identify, and to segregate from other funds, all such payments and other Collections received in the Canadian Collection Account and shall not permit such payments and Collections to be transferred to any Person or account, other than to a Lock-Box Account for application in accordance with this Agreement. The Seller shall not permit funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account or the Canadian Collection Account; provided, however, that the Seller and the Servicer may permit Approved Third Party Collections to be received in the Lock-Box Accounts in accordance with the terms hereof. If such funds are nevertheless deposited into any Lock-Box Account or the Canadian Collection Account, and with respect to any Approved Third Party Collections received in the Lock-Box Accounts, the Seller (or the Servicer on its behalf) will within three (3) Business Days transfer such funds out of the Lock-Box Account or the Canadian Collection Account, as the case may be, to (or pursuant to the instructions of) the Person entitled to such funds. The Seller shall only add a Lock-Box Account (or the related Lock-Box), or a Lock-Box Bank to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition and an executed and acknowledged copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank. The Seller shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related Lock-Box) or the Canadian Collection Account with the prior written consent of the Administrator, and unless no Termination Event or Unmatured Termination Event has occurred and is continuing, all funds related to the related Lock-Box Accounts or Canadian Collection Account are transferred to another Lock-Box Account and all Obligors have been instructed to make payments on Pool Receivables and other Collections to an active Lock-Box Account or related Lock-Box.
The Seller shall (or shall cause the Servicer to) maintain systems and records sufficient to promptly identify any Approved Third Party Collections received in the Lock-Box Accounts from time to time. Within three (3) Business Days of receiving any Approved Third Party Collections in any Lock-Box Account, the Seller shall (or shall cause the Servicer to) identify such Approved Third Party Collections and transfer such Approved Third Party Collections out of the Lock-Box Account to (or pursuant to the instructions of) the Person entitled to such funds. If so instructed by the Administrator following the occurrence of a Termination Event, the Seller shall (or shall cause the Servicer to) promptly (but not later than 2 Business Days following such instruction from the Administrator) instruct all payors of Approved Third Party Collections in writing to cease paying Approved Third Party Collections to the Lock-Boxes and Lock-Box Accounts, which instructions shall also notify such payors of the Seller's and the

Administrator's ownership and security interests in the Lock-Box Accounts and funds on deposit therein.
(p)    Section 1(i) of Exhibit IV is amended by replacing the term "Celanese Acetate LLC" where it appears therein with "Celanese U.S. Sales LLC."
(q)    Section 1(p) of Exhibit IV is replaced in its entirety with the following:
(p)    Anti-Terrorism Laws, Anti-Corruption Laws, and Sanctions. Each of the Celanese Parties will, and each Celanese Party will cause each of its Subsidiaries to, (i) refrain from knowingly doing business in a country or territory that is the subject of U.S. sanctions administered by OFAC or with a Person that is on the list of "Specially Designated Nationals and Blocked Persons", if such business would be prohibited for a U.S. person pursuant to OFAC, (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrator, any Purchaser Agent, or any Purchaser in order to assist the Administrator, the Purchaser Agents, and the Purchasers in maintaining compliance with the PATRIOT Act and (iii) refrain from using any proceeds of the Purchases or any Letters of Credit, directly or, to the knowledge of any Celanese Party, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(r)    Section 2(f) of Exhibit IV is replaced in its entirety with the following:
(f)    Payments on Receivables, Lock-Box Accounts.
The Servicer will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account, a Lock-Box or, solely with respect to Canadian Obligors, to the Canadian Collection Account, a Lock-Box Account or a Lock-Box. The Servicer shall cause all cash, checks and other remittances received in a Lock-Box to be deposited directly to a Lock-Box Account. The Servicer will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement. If any payments on the Pool Receivables or other Collections are received by any Celanese Party, the Servicer shall hold (or cause such Celanese Party to hold) such payments in trust for the benefit of the Administrator, the Purchaser Agents and the Purchasers and, except with respect to Collections received in the Canadian Collection Account, promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Lock-Box Account. The Servicer shall cause all payments on the Pool Receivables or other Collections that are received in the Canadian Collection Account to be transferred to a Lock-Box Account (x) on the last Business Day of each calendar month and (y) not later than three (3) Business Days after the amount of such payments and other Collections then on deposit in the Canadian Collection Account equals or exceeds $1,000,000. The Servicer shall maintain books and records sufficient to identify, and to segregate from other funds, all such payments and other Collections received in the Canadian Collection Account and shall not permit such payments and Collections to be transferred to any Person or account, other than to a Lock-Box Account for application in accordance with this Agreement. The Servicer shall not permit funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account or the Canadian Collection Account; provided, however, that the Seller and the Servicer may permit Approved Third Party Collections to be received in the Lock-Box Accounts in accordance with the terms hereof. If such funds are nevertheless deposited into any Lock-Box Account or the Canadian Collection Account, and with respect to any Approved Third Party Collections received in the Lock-Box Accounts, the Servicer will within three (3) Business Days transfer such funds out of the Lock-Box Account or the Canadian Collection Account, as the case may be, to (or pursuant to the instructions of) the Person entitled to such funds. The Servicer shall only add a Lock-Box Account (or the related Lock-Box), or a Lock-Box Bank to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition and an executed and acknowledged copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank. The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related Lock-Box) or the Canadian Collection Account with the prior written consent of the Administrator, and unless no Termination Event or Unmatured Termination Event has occurred and is continuing, all funds related to the related Lock-Box Accounts or Canadian Collection Account are transferred to another Lock-Box Account and all Obligors have been instructed to make payments on Pool Receivables and other Collections to an active Lock-Box Account or related Lock-Box.
The Servicer shall maintain systems and records sufficient to promptly identify any Approved Third Party Collections received in the Lock-Box Accounts from time to time. Within three (3) Business Days of receiving any Approved Third Party Collections in any Lock-Box Account, the Servicer shall identify such Approved Third Party Collections and transfer such Approved Third Party Collections out of the Lock-Box Account to (or pursuant to the instructions of) the Person entitled to such funds. If so instructed by the Administrator following the occurrence of a Termination Event, the Servicer shall promptly (but not later than two (2) Business Days following such instruction from the Administrator) instruct all payors of Approved Third Party Collections in writing to cease paying Approved Third Party Collections to the Lock-Boxes and Lock-Box Accounts, which instructions shall also notify such payors of the Seller's and the Administrator's ownership and security interests in the Lock-Box Accounts and funds on deposit therein.
(s)    Section 3(m) of Exhibit IV is replaced in its entirety with the following:
(m)    Corporate Formalities. The Seller will strictly observe corporate formalities in its dealings with the Servicer, the Parent, the Originators and any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of the Servicer, the Parent, the Originators and any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which the Servicer, the Parent, the Originators and any Affiliates thereof (other than the Servicer solely in its capacity as such) has independent access, other than the Servicer's right to access the Lock-Box Accounts in accordance with this Agreement; provided, that the Seller may permit Collections from Canadian Obligors to be received in the Canadian Collection Account in accordance with the terms hereof. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Servicer, the Parent, the Originators or any Affiliates thereof. The Seller will pay to the appropriate Affiliate (or will provide in the allocation of overhead described below) the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate.
3.Waivers and Consents.

(a)Prior Canadian Collection Practices. Prior to the Effective Date, certain Canadian Obligors have been instructed to make payments on Pool Receivables, and have made payments on Pool Receivables, to the Canadian Collection Account as contemplated by this Amendment, rather than to Lock-Boxes or Lock-Box Accounts (such activities, the "Prior Canadian Collection Practices"). The Administrator, the Purchaser Agents and the Purchasers hereby consent to the Prior Canadian Collection Practices and waive any breach of the Transaction Documents, Termination Event or Unmatured Termination Event solely to the extent resulting from the Prior Canadian Collection Practices.
(b)Equity Transfer. The Administrator, the Purchaser Agents and the Purchasers hereby consent to:
(i)the Seller Equity Transfer and
(ii)Celanese U.S.'s and Steven Novack's entry into that certain Amended and Restated Limited Liability Company Agreement of the Seller, dated as of the date hereof.
4.Representations and Warranties. Each of the Seller and the Servicer hereby certifies, represents and warrants to the Administrator, each Purchaser Agent and each Purchaser that on and as of the date hereof:
(a)Representations and Warranties. The representations and warranties made by such Person in the Transaction Documents are true and correct as of the date hereof and after giving effect to this Amendment (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the other Transaction Documents to which such Person is a party, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the other Transaction Documents to which such Person is a party, as amended hereby, are such Person's valid and legally binding obligations, enforceable in accordance with its terms.
(c)No Termination Event. After giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event has occurred and is continuing.
5.Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement and each of the other Transaction Documents to "this Agreement", "hereof", "herein", or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement (or any related document or agreement) other than as expressly set forth herein.
6.Effectiveness. This Amendment shall become effective on the date hereof (the "Effective Date") upon the Administrator's and each Purchaser Agent's receipt of counterparts of this Amendment executed by each of the parties hereto and fully executed copies of each of the other agreements, documents, certificates and opinions of counsel listed on the Closing Memorandum attached as Exhibit A hereto, in each case, in form and substance reasonably acceptable to the Administrator.
7.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
8.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
9.Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any other Transaction Document or any provision hereof or thereof.
10.Transaction Document. This Amendment shall constitute a Transaction Document under the Agreement.
11.Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
12.Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

CE RECEIVABLES LLC, as the Seller

By:	/s/ CHUCK B. KYRISH
Name:	Chuck B. Kyrish
Title:	Vice President and Treasurer

S-1	Third Amendment to RPA

CELANESE INTERNATIONAL,
CORPORATION, as the initial Servicer

By:	/s/ CHUCK B. KYRISH
Name:	Chuck B. Kyrish
Title:	Treasurer

S-2	Third Amendment to RPA

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH, as a Related
Committed Purchaser and as an LC Bank

By:	/s/ MARK MALONEY
Name:	Mark Maloney
Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH, as a Purchaser
Agent

By:	/s/ ERIC WILLIAMS
Name:	Eric Williams
Title:	Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH, as Administrator

By:	/s/ ERIC WILLIAMS
Name:	Eric Williams
Title:	Managing Director

S-3	Third Amendment to RPA

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser

By:	/s/ DAVID V. DEANGELIS
Name:	David V. DeAngelis
Title:	Vice President

S-4	Third Amendment to RPA

PNC BANK, NATIONAL ASSOCIATION, as
Related Committed Purchaser and as an LC Bank

By:	/s/ MARK FALCIONE
Name:	Mark Falcione
Title:	Executive Vice President

PNC BANK, NATIONAL ASSOCIATION, as a
Purchaser Agent

By:	/s/ MARK FALCIONE
Name:	Mark Falcione
Title:	Executive Vice President

S-5	Third Amendment to RPA